    As filed with the Securities and Exchange Commission on August 25, 2000
                                                    Registration No. 333-_______

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        ERP OPERATING LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)

           Illinois                                    36-3894853
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                      Two North Riverside Plaza, Suite 400
                             Chicago, Illinois 60606
                                 (312) 474-1300

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Douglas Crocker II
                      President and Chief Executive Officer
                      Two North Riverside Plaza, Suite 400
                             Chicago, Illinois 60606
                                 (312) 474-1300

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                            William C. Hermann, Esq.
                          Piper Marbury Rudnick & Wolfe
                      203 North LaSalle Street, Suite 1800
                             Chicago, Illinois 60601

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as possible after the effective date of this Registration Statement and from time to time as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to distribution or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                   Proposed Maximum
             Title of Each                    Amount to be        Aggregate Offering       Amount of Registration
         Class of Securities(1)             Registered(2)(3)         Price(2)(3)                  Fee(3)(4)
------------------------------------------------------------------------------------------------------------------
Debt Securities......................        $1,000,000,000         $1,000,000,000                $264,000

==================================================================================================================

         Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this registration statement is a combined prospectus relating also to registration statement no. 333-45557.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
(1) This Registration Statement also covers delayed delivery contracts which may be issued by the Registrant under which the counterparty may be required to purchase debt securities covered hereby. Such contracts may be issued together with the specific debt securities to which they relate.

(2) In U.S. Dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units) or in the event of the issuance of discount debt securities, such as higher principal amount as may be sold for an initial public offering price not to exceed $1,000,000,000.

(3) Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement also relates to $430,000,000 of debt securities that are being carried forward from Registration Statement No. 333-45557. The amount of the registration fee associated with such securities that was previously paid with Registration Statement No. 333-45557 is $128,850, which fee is not included in the Amount of Registration Fee set forth above.

(4) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This prospectus is neither an offer to sell nor a solicitation of an offer to buy these securities in any jurisdiction where such offer or sale is unlawful.

                              SUBJECT TO COMPLETION

                  PRELIMINARY PROSPECTUS DATED AUGUST 25, 2000

PROSPECTUS

                                 $1,430,000,000

                        ERP OPERATING LIMITED PARTNERSHIP

                                 DEBT SECURITIES

                                 ---------------

         From time to time we may offer our unsecured senior debt securities with an aggregate initial offering price of up to $1,430,000,000 or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of offering. When we decide to offer the debt securities, we will prepare a prospectus supplement describing the offering and the particular terms of the debt securities we are selling, which terms will include, among other things:

                  -   the specific title of the debt securities

                  -   the amount of the offering and the offering price

                  - the form of the debt securities (which may be registered or bearer, certificated or global)

                  - the denominations in which the debt securities may be offered

                  - the maturity date - the rate of interest (or manner of calculation thereof) and time of payment of interest

                  - any applicable terms for redemption (at our option) or repayment (at your option)

                  -   terms for any sinking fund payments

                  -   covenants

                  - any applicable United States federal income tax considerations

                  - the exchanges upon which the debt securities are listed, if any

You should read this prospectus and any prospectus supplement carefully before you make an investment in our securities.

                                 ---------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                 ---------------

                THE DATE OF THIS PROSPECTUS IS ______________, 2000.

                                TABLE OF CONTENTS

Where You Can Find More Information About Us.....................................................3
Special Note Regarding Forward-Looking Statements................................................3
Our Business.....................................................................................5
Our Anticipated Use Of Proceeds From Sales Of Debt Securities....................................6
Ratios Of Earnings To Combined Fixed Charges And Preference Unit Distributions...................6
Description Of Debt Securities...................................................................6
Plan Of Distribution............................................................................21
Experts.........................................................................................22
Legal Matters...................................................................................22


         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. In this prospectus we will refer to the Securities and Exchange Commission as the "SEC". Under this shelf process, we may, from time to time, sell the debt securities described in this prospectus in one or more offerings up to a total dollar amount of $1,430,000,000.

         This prospectus provides you with a general description of the debt securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information About Us" beginning on page 3 of this prospectus.

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell securities and making offers to buy securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. In this prospectus, "we," "us" and "our" refer to ERP Operating Limited Partnership, an Illinois limited partnership, and its direct and indirect subsidiaries.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         This prospectus does not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that such agreement or document be filed as an exhibit to the registration statement, please see such agreement or document for a complete description of these matters. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you at the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until our offering is completed:

         (1)   Annual Report on Form 10-K for the year ended December 31, 1999.

         (2) Quarterly Reports on Form 10-Q for the periods ended March 31, 2000 and June 30, 2000.

         (3) Fifth Amended and Restated ERP Operating Limited Partnership Agreement of Limited Partnership filed as Exhibit 4.2 on Form 8-K/A dated July 23, 1998.

         (4) Equity Residential Properties Trust Registration Statement on Form S-4 dated August 19, 1999.

         (5)   Current Report on Form 8-K dated June 30, 1999.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

                               ERP Operating Limited Partnership
                               Two North Riverside Plaza, Suite 400
                               Chicago, Illinois 60606
                               Attention:  Cynthia McHugh
                               Telephone number: (312) 474-1300


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains certain information that we intend to be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933. These forward-looking statements relate to such things as our anticipated future economic performance, our plans and objectives for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking words such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terms.

         Actual results could differ materially from those contemplated by these forward-looking statements as a result of many factors. The cautionary statements under the caption "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 1999, which is incorporated herein by reference, and other similar statements contained in this prospectus or any accompanying prospectus supplement identify important factors with respect to forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

         In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this prospectus will in fact transpire. Potential investors are cautioned not to place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

                                  OUR BUSINESS

GENERAL

         Our sole general partner is Equity Residential Properties Trust. Equity Residential is an equity real estate investment trust, or REIT, organized in March 1993 to continue the multifamily property business objectives and acquisition strategies of certain affiliated entities controlled by Mr. Samuel Zell, Chairman of Equity Residential's Board of Trustees. These affiliated entities had been engaged in the acquisition, ownership and operation of multifamily properties since 1969. On August 18, 1993, Equity Residential commenced operations as a publicly-traded company upon the completion of its initial public offering. Through tax-free mergers, Equity Residential acquired the multifamily property businesses of (1) Wellsford Residential Properties Trust in May 1997, (2) Evans Withycombe Residential, Inc. in December 1997, (3) Merry Land & Investment Company, Inc. in October 1998, and (4) Lexford Residential Trust in October 1999. In July 2000, Equity Residential acquired the corporate housing and furniture rental business of Globe Business Resources, Inc.. Equity Residential conducts substantially all of its operations through us.

         Our current outstanding interests consist of units of limited partnership interests, which may be exchanged by the holders thereof for either common shares of Equity Residential on a one-for-one basis or, at Equity Residential's option, cash, and a number of series of preference units. The terms relating to payment of distributions with respect to our units of limited partnership interests and our Series A, B, C, D, E, F, G, H, K and L preference units (including the terms covering accrued and unpaid distributions upon redemption, and of the liquidating preference amount) mirror the respective terms of Equity Residential's common shares and its Series A, B, C, D, E, F, G, H, K and L preferred shares. In addition, we have two outstanding series of junior convertible preference units that were issued in connection with the acquisition of multifamily properties. We intend to issue additional partnership interests as may be necessary to meet our capital needs.

         As of June 30, 2000, Equity Residential owned approximately 91% of all of our outstanding partnership interests (excluding our preference units). Equity Residential has a policy of not incurring indebtedness other than short-term trade payables, employee compensation, dividends payable or similar indebtedness that will be paid in the ordinary course of business, and instead we incur the debt necessary to fund our business activities and those of Equity Residential.

         Our corporate headquarters and executive offices are located at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, and our telephone number is (312) 474-1300. In addition, we have 31 management offices in 22 states.

OPERATING SUBSIDIARIES

         Equity Residential conducts substantially all of its operations directly or indirectly through us so that, among other things, Equity Residential is able to comply with technical and complex requirements under the federal tax law relating to the assets and income that a REIT may hold or earn. In this regard, Equity Residential established us for the benefit of the entities that contributed properties in connection with Equity Residential's initial public offering and in subsequent property contributions in exchange for our limited partnership interests. By allowing these contributors to receive our limited partnership interests for their properties instead of cash or Equity Residential securities, the contributors were able to defer some or all of the tax consequences that would otherwise have occurred as a result of a sale for other consideration. We believe that this method of tax deferral aids us in acquiring additional properties by making these transactions more attractive to potential sellers.

         Equity Residential has established various noncontrolled subsidiaries to provide management services because the income from such operations might jeopardize Equity Residential's REIT status if those services were provided directly by Equity Residential or by us to third parties. In addition, we have formed as subsidiaries a series of limited partnerships and limited liability companies to own the beneficial interest of properties encumbered by mortgage financing. Directly or through our subsidiaries, we perform substantially all ownership and management functions with respect to properties owned by Equity Residential.

          OUR ANTICIPATED USE OF PROCEEDS FROM SALES OF DEBT SECURITIES

         Unless otherwise indicated in the accompanying prospectus supplement, we intend to use the proceeds from the sale of the debt securities for general purposes including, without limitation, the acquisition or development of multifamily properties and the repayment of debt.

                  RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                        AND PREFERENCE UNIT DISTRIBUTIONS

         The following table sets forth our ratios of earnings to combined fixed charges and preference unit distributions for the periods shown.

                 For the six months ended
                         June 30                                        For the Years Ended December 31,
              -------------------------------            ------------------------------------------------------------

               2000                     1999              1999          1998         1997          1996         1995
              ------                   ------            ------        ------       ------        ------       ------
               1.52                     1.47              1.48          1.47         1.64          1.59         1.54

         Ratio of earnings to combined fixed charges and preference unit distributions represents the ratio of income before gain on disposition of properties, extraordinary items and allocation to minority interests plus fixed charges (principally interest expense incurred) to fixed charges and preference unit distributions.

                         DESCRIPTION OF DEBT SECURITIES

         The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities being offered and the extent to which such general provisions may apply will be described in a prospectus supplement relating to such debt securities.

         The debt securities will be issued under the Indenture dated as of October 1, 1994, as amended or supplemented from time to time, between us and Bank One Trust Company, NA, as successor to The First National Bank of Chicago, as Trustee. The Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is available for inspection at the corporate trust office of the Trustee at 14 Wall Street, Eighth Floor, New York, New York or as described above under "Where You Can Find More Information About Us." The Indenture is subject to, and governed by, the Trust Indenture Act of 1939. The statements made hereunder relating to the Indenture and the debt securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and the debt securities. All section references appearing below refer to sections of the Indenture.

GENERAL

         The debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Unless otherwise specified in the applicable prospectus supplement, Equity Residential has no obligation for payment of principal of or interest on the debt securities. The debt securities may be issued in one or more series, as determined by the Board of Trustees of Equity Residential, as our general partner, or as established in the Indenture or in one or more supplements to the Indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series (Section 301).

         There may be more than one Trustee under the Indenture, each with respect to one or more series of debt securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of debt securities, and a successor Trustee may be appointed to act with respect to that series (Section 608). In the event that two or more persons are acting as Trustee with respect to different series of debt securities, each shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee (Section 609).

Except as otherwise indicated in the Indenture, any action described in the Indenture to be taken by the Trustee may be taken by each Trustee with respect to, and only with respect to, the one or more series of debt securities for which it is Trustee under the Indenture.

         The prospectus supplement will contain the specific terms relating to the series of debt securities being offered, including without limitation:

         (1)   the title of the debt securities;

         (2) the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

         (3) the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

         (4) the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

         (5) the rate or rates, which may be fixed or variable, or the method by which the rate or rates shall be determined, at which the debt securities will bear interest, if any;

         (6) the date or dates, or the method for determining the date or dates, from which any interest on the debt securities will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which such dates shall be determined, the person to whom interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

         (7)   the place or places where

               (x) the principal of (and premium and make-whole amounts, if any) and interest, if any, on debt securities will be payable,

               (y) debt securities may be surrendered for conversion or registration of transfer or exchange and

               (z) notices or demands to or upon us in respect of debt securities and the Indenture may be served;

         (8) the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option, if we are to have this option;

         (9) our obligation, if any, to redeem, repay or purchase debt securities at the option of a holder thereof, and the period or periods within which, the price or prices as to which and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to this obligation;

         (10) if other than United States dollars, the currency or currencies in which the debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

         (11) whether the amount of payments of principal (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, the basis for such formula, if any, and the manner in which amounts shall be determined;

         (12) any additions to, modifications of or deletions from the terms of the debt securities with respect to the events of default or covenants set forth in the Indenture;

         (13) whether the debt securities will be issued in certificated or book-entry form;

         (14) whether the debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and the terms and conditions relating thereto;

         (15) the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the Indenture;

         (16) whether and under what circumstances we will pay additional amounts as contemplated in the Indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such payment; and

         (17) any other terms of the debt securities not inconsistent with the provisions of the Indenture (Section 301).

         The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity ("Original Issue Discount Securities"). Special United States federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

         Except as set forth below under "Certain Covenants - Limitations on Incurrence of Debt," the Indenture does not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. However, restrictions on ownership and transfers of Equity Residential's common shares and preferred shares of beneficial interest are designed to preserve Equity Residential's status as a REIT and, therefore, may act to prevent or hinder a change of control. You should refer to the applicable prospectus supplement for information concerning any deletions from, modifications of or additions to the events of default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

         Unless otherwise described in the applicable prospectus supplement, the registered securities of any series will be issuable in denominations of $1,000 and integral multiples thereof (Section 302).

         Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the Trustee, initially located at 14 Wall Street, Eighth Floor, New York, New York; provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to such person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).

         Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the Trustee, notice whereof shall be given to the holder of the debt security not less than ten days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture (Section 307).

         Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the

Trustee referred to above. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, registration of transfer or exchange thereof at the corporate trust office of the Trustee. Every debt security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section
305). If the applicable prospectus supplement refers to any transfer agent (in addition to the Trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the applicable series. We may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

         Neither we nor the Trustee shall be required to:

         (1) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

         (2) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

         (3) issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid (Section 305).

MERGER, CONSOLIDATION OR SALE

         We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into any other entity, provided that

         (1) we will be the continuing entity, or the successor entity will be an entity organized and existing under the laws of the United States or a state thereof and will expressly assume payment of the principal of and premium (if any) and any interest (including all additional amounts, if any, payable pursuant to Section 1012) on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;

         (2) immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation or the obligation of any of our subsidiaries as a result thereof as having been incurred by us, or our Subsidiary at the time of such transaction, no event of default under the Indenture, and no event which after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

         (3) an officer's certificate of Equity Residential, as our general partner, and a legal opinion covering these conditions shall have been delivered to the Trustee (Sections 801 and 803).

CERTAIN COVENANTS

         LIMITATIONS ON INCURRENCE OF DEBT. In this prospectus, the term "Debt" means any indebtedness of ours or any subsidiary, whether or not contingent, in respect of

         (1) borrowed money evidenced by bonds, notes, debentures or similar instruments,

         (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or our subsidiaries,

         (3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or

         (4) any lease of property by us and our subsidiaries as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles, in the case of items of indebtedness incurred under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation of ours or any subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise other than for purposes of collection in the ordinary course of business, indebtedness of another person other than us or any subsidiary, it being understood that Debt shall be deemed to be incurred by us and our subsidiaries on a consolidated basis whenever we or our subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof.

         We will not, and will not permit any subsidiary to incur any Debt, other than intercompany Debt representing Debt to which the only parties are Equity Residential, us and any of our subsidiaries, but only so long as such Debt is held solely by any of us, Equity Residential and any subsidiary that is subordinate in right of payment of the debt securities, if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all of our outstanding Debt and of our subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of

         (1) our Total Assets (as defined below) as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt; and

         (2) the increase in Total Assets from the end of such quarter including, without limitation, any increase in Total Assets caused by the incurrence of the additional Debt (this increase together with Equity Residential's Total Assets shall be referred to as the "Adjusted Total Assets") (Section 1004).

         In addition to the foregoing limitation on the incurrence of Debt, we will not and will not permit any of our subsidiaries to incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Maximum Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which additional Debt is to be incurred shall have been less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of the additional Debt and to the application of the proceeds therefrom, and calculated on the assumption that

         (1) the additional Debt and any other Debt incurred by us or our subsidiaries since the first day of the four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of the period;

         (2) our repayment or retirement of any other Debt by us or our subsidiaries since the first day of the four-quarter period had been incurred, repaid or retired at the beginning of the period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of the Debt during the period);

         (3) the income earned on any increase in Adjusted Total Assets since the end of the four-quarter period had been earned, on an annualized basis, during the period; and

         (4) in the case of any acquisition or disposition by us or any of our subsidiaries of any asset or group of assets since the first day of the four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of

                  Debt had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in such pro forma calculation (Section 1004).

The term "Consolidated Income Available for Debt Service" for any period means the Consolidated Net Income as defined below of us and our subsidiaries plus amounts which have been deducted for

         (1)      interest on our Debt and Debt of our subsidiaries,

         (2) provision for our taxes and those of our subsidiaries based on income,

         (3)      amortization of debt discount,

         (4)      provisions for gains and losses on properties,

         (5)      depreciation and amortization,

         (6) the effect of any non-cash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period; and

         (7)      amortization of deferred charges.

         "Consolidated Net Income" for any period means the amount of our consolidated net income (or loss) and that of any Subsidiary for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

         "Maximum Annual Service Charge" as of any date means the maximum amount which is payable in any 12 month period for interest on Debt.

         In addition to the foregoing limitations on the incurrence of Debt, we will not, and will not permit any of our subsidiaries to incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our property or the property of any subsidiary ("Secured Debt"), whether owned at the date of the Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of additional Secured Debt, the aggregate principal amount of all of our outstanding Secured Debt and the Secured Debt of our subsidiaries on a consolidated basis is greater than 40% of the Adjusted Total Assets (Section 1004).

         Notwithstanding the limitation set forth in the preceding paragraph, we or a Subsidiary may incur Secured Debt, provided that it is incurred under the Acquisition Lines of Credit, as defined below, and provided further that after the increase of the Secured Debt under the Acquisition Lines of Credit, the aggregate principal amount of all outstanding Secured Debt, including debt under our Acquisition Lines of Credit or the Acquisition Lines of Credit of our subsidiaries, does not exceed 45% of the Adjusted Total Assets; provided, however, that the aggregate principal amount of all outstanding Secured Debt on a consolidated basis may exceed 40% of the Adjusted Total Assets for not more than 270 days of any consecutive 360 day period. The term "Acquisition Lines of Credit" means, collectively, any of our secured lines of credit or secured lines of credit of any subsidiary, the proceeds of which shall be used to, among other things, acquire interests, directly or indirectly, in real estate (Section
1004).

         For purposes of the foregoing provisions regarding the limitation on the incurrence of Debt, Debt shall be deemed to be "incurred" by us and our subsidiaries on a consolidated basis whenever we or any of our subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof (Section 1004).

         RESTRICTIONS ON DISTRIBUTIONS. We will not make any distribution, by reduction of capital or otherwise (other than distributions payable in securities evidencing interests in our capital for the purpose of acquiring interests in real property or otherwise) if, immediately after the distribution the aggregate of all distributions made since March 31, 1993 shall exceed our and our subsidiaries' Funds from Operations from March 31, 1993 until the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the distribution; provided, however, that the foregoing limitation shall not apply to any distribution which is necessary to maintain Equity Residential's status as a REIT under the Internal Revenue Code, if the aggregate principal amount of all of our outstanding Debt and the Debt of our Subsidiaries on a consolidated basis at such time is less than 60% of Adjusted Total Assets (Section 1005). The term "Funds from Operations" for any period means our Consolidated Net Income for the period without giving effect to depreciation and amortization, gains or losses from extraordinary items, gains or losses on sales of real estate, gains or losses on investments in marketable securities and any provision/benefit for income taxes for such period, plus funds from operations of unconsolidated joint ventures, all determined on a consistent basis in accordance with generally accepted accounting principles.

         Notwithstanding the foregoing, we will not be prohibited from making the payment of any distribution within 30 days of the declaration thereof if at such date of declaration the payment would have complied with the provisions of the immediately preceding paragraph (Section 1005).

         EXISTENCE. Except as permitted under "Merger, Consolidation or Sale," we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business, and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities (Section 1006).

         MAINTENANCE OF PROPERTIES. We will cause all of our properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that we shall not be prevented from selling or otherwise disposing of properties for value in the ordinary course of business (Section 1007).

         INSURANCE. We will and will cause each of our subsidiaries to keep all insurable properties insured against loss or damage at least equal to their then fully insurable value with financially sound and reputable insurance companies (Section 1008).

         PAYMENT OF TAXES AND OTHER CLAIMS. We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent:

         (1) all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our or our subsidiaries' income, profits or property, and

         (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our or our subsidiaries' property; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 1009).

         PROVISION OF FINANCIAL INFORMATION. The holders of the debt securities will be provided with copies of our annual reports and quarterly reports. Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) if we were so subject, such documents to be filed with the SEC on or prior to the respective dates by which we would have been required so to file such documents if we were so subject. We will also in any event

         (1) within 15 days of each required filing date (x) transmit by mail to all holders of debt securities, as their names and addresses appear in the security register, without cost to such holders, copies of the annual reports and quarterly reports which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections and (y) file with the

                  Trustee copies of the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections, and

         (2) if filing such documents by us with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of the documents to any prospective holder (Section 1010).

ADDITIONAL COVENANTS AND/OR MODIFICATIONS TO THE COVENANTS DESCRIBED ABOVE

         In addition to the covenants described in the section entitled "Certain Covenants - Limitations on Incurrence of Debt" above, we are required to maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of our Unsecured Debt. As of June 30, 2000, our Total Unencumbered Assets were equal to approximately 337% of the aggregate outstanding amount of our Unsecured Debt. The term "Total Unencumbered Assets" means the sum of (1) those Undepreciated Real Estate Assets not subject to an encumbrance and (2) all other assets of ours and our Subsidiaries not subject to an encumbrance determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles). "Unsecured Debt" means our Debt and the Debt of any Subsidiary which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of the properties.

         Any additional covenants and/or modifications to the covenants described above with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

As used herein,

         "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Note, the excess, if any, of (1) the aggregate present value as of the date of the redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of that dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which the principal and interest would have been payable if the redemption or accelerated payment had not been made, over (2) the aggregate principal amount of the Notes being redeemed or paid.

         "Reinvestment Rate" means .25% (one-fourth of one percent) plus the arithmetic means of the yields under the respective heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

         "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by us.

         "Subsidiary" means a corporation, a limited liability company or a partnership a majority of the outstanding voting stock, limited liability company or partnership interests, as the case may be, of which is owned, directly or indirectly, by us or by one or more other of our subsidiaries. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, managing members or trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         "Total Assets" as of any date means the sum of (1) our Undepreciated Real Estate Assets and those of our subsidiaries and (2) all other assets of ours and our subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles (but excluding intangibles and accounts receivable).

         "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of ours and our Subsidiaries not subject to an encumbrance determined in accordance with generally accepted accounting principles.

EVENTS OF DEFAULT, NOTICE AND WAIVER

         The Indenture provides that the following events are "events of default" with respect to the debt securities issued thereunder:

         (1) default for 30 days in the payment of any interest on any debt security of such series;

         (2) default in the payment of the principal of (or premium, if any) on any debt security of such series at its maturity;

         (3) default in the performance, or breach, of any other covenant or warranty of ours contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for 60 days after written notice as provided in the applicable Indenture;

         (4) an event of default under any Debt, as defined in any indenture or instrument evidencing such Debt, whether such indebtedness now exists or shall hereinafter be created, the repayment of which we are directly responsible or liable as obligor or guarantor on a full recourse basis, for outstanding indebtedness for borrowed money in, or a guarantee for, a principal amount in excess of $10,000,000, shall happen and be continuing and such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable or we shall default in the payment at final maturity of outstanding indebtedness for borrowed money in a principal amount in excess of $10,000,000, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled; and

         (5) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of ours, any Significant Subsidiary or any of our or their property and any other event of default (Section 501). "Significant Subsidiary" means any subsidiary of ours which is a "Significant Subsidiary" (within the meaning of Regulation S-X, promulgated under the Securities Act).

         If an event of default under the Indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal of (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) and premium (if any) on all of the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under the Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the Indenture, as the case may be) may rescind and annul such declaration and its consequences if

         (1) we shall have paid or deposited with the Trustee all required payments of the principal of and premium (if any) and interest on the outstanding debt securities of such series (or of all debt securities then outstanding under the Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the Trustee, and

         (2) all events of default, other than the non-payment of accelerated principal or interest, with respect to the debt securities of such series (or of all debt securities then outstanding under the Indenture, as the case may be) have been cured or waived as provided in the Indenture (Section 502).

         (3) The Indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of and premium (if any) or interest on any debt security of such series or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby (Section 513).

         The Trustee will be required to give notice to the holders of debt securities within 90 days of a default under the Indenture, unless the default shall have been cured or waived; provided, however, that the Trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of and premium (if any) or interest on any debt security) if and so long as the responsible officers of the Trustee consider such withholding to be in the interest of those holders (Section 601).

         The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it (Section
507). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of and premium (if any) and interest on such debt securities at the respective due dates thereof (Section 508).

         Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of any series of debt securities then outstanding under the Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity (Section 602). The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein (Section 512).

         Within 120 days after the close of each fiscal year, we must deliver to the Trustee a certificate, signed by one of several specified officers of Equity Residential as to the officer's knowledge of our compliance with all conditions and covenants under the Indenture, and, in the event of any noncompliance, specifying each instance of noncompliance and the nature and status thereof.

MODIFICATION OF THE INDENTURE

         Modifications and amendments of the Indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued under the Indenture which are affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such debt security affected thereby:

         (1) change the stated maturity of the principal of, or any installment of principal of and premium (if any) or interest on, any debt security;

         (2) reduce the principal amount of, or the rate or amount of interest on, or premium payable upon the redemption of any debt security;

         (3) change the place of payment, or the currency, for payment of principal of any debt security or any premium or interest on any debt security;

         (4) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

         (5) reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture;

         (6) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security; or

         (7) adversely modify or affect (in any manner adverse to the holders) the terms and conditions of our obligations in respect of the due and punctual payment of the principal of and premium (if any), or interest on the debt securities (Section 902).

         The holders of not less than a majority in principal amount of outstanding debt securities of each series affected thereby have the right to waive our compliance with certain covenants in the Indenture (Section 1013).

         Modifications and amendments of the Indenture may be permitted to be made by us and the Trustee without the consent of any holders of debt securities for any of the following purposes:

         (1) to evidence the succession of another person as obligor under the Indenture;

         (2) to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in Indenture;

         (3) to add events of default for the benefit of the holders of all or any series of debt securities;

         (4) to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the modification or amendment which is entitled to the benefit of such provision;

         (5)      to secure the debt securities;

         (6) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

         (7) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under the Indenture in any material respect; or

         (8) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).

         The Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities, debt securities owned by us, or by any other obligor upon the debt securities or any affiliate of ours, Equity Residential or of any other obligor, shall be disregarded.

         The Indenture contains provisions for convening meetings of the holders of debt securities of a series (Section 1501). A meeting may be called at any time by the Trustee, and also, upon request, by us or by the holders of at least 10% in principal amount of the outstanding debt securities of such series, or in any such case, upon notice given as provided in the Indenture (Section 1502). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or presenting a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities will constitute a quorum (Section 1504).

         Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of any series and one or more additional series:

         (1)      there shall be no minimum quorum requirement for the meeting;
                  and

         (2) the principal amount of the outstanding debt securities of the series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Section 1504).

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

         We may discharge certain obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on such debt securities in respect of principal and premium (if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be (Section 1401).

         The Indenture provides that, if the provisions of Article Fourteen of the Indenture are made applicable to the debt securities of or within any series pursuant to Section 301 of the Indenture, we may elect either

         (1) to defease and be discharged from any and all obligations with respect to such debt securities (except for the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust) (referred to herein as "defeasance") (Section 1402), or

         (2) to be released from its obligations with respect to such debt securities under Sections 1004 to 1010, inclusive, of the Indenture (being the restrictions described under "Certain Covenants") and any omission to comply with such obligations shall not constitute a default or an event of default with respect to the debt securities (referred to herein as "covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by us with the Trustee, in trust, of an amount, in cash or Government Obligations (as defined below), or both, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of and premium (if any) and interest on such debt securities on the scheduled due dates therefor.

         Such a trust may only be established if, among other things, we have delivered to the applicable Trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture (Section 1404).

         "Government Obligations" means securities the are (1) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, that are not callable or redeemable at the option or the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.

         In the event we effect covenant defeasance with respect to any debt securities, and those debt securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (3) under "Events of Default, Notice and Waiver" with respect to Sections 1004 to 1010, inclusive, of the Indenture (which Sections would no longer be applicable to such debt securities), the amount of Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from the event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

         The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

REDEMPTION OF SECURITIES

         The Indenture provides that the debt securities may be redeemed at any time at our option, in whole or in part, at the redemption price, except as may otherwise be provided in connection with any debt securities or series thereof.

         From and after notice has been given as provided in the Indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the holders of the debt securities will be to receive payment of the redemption price.

         Notice of optional redemption of any debt securities will be given to holders at their addresses, as shown in the security register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the debt securities held by the holder to be redeemed.

         If we elect to redeem debt securities, we will notify the Trustee at lease 45 days prior to the redemption date (or such shorter period as satisfactory to the Trustee) of the aggregate principal amount of debt securities to be redeemed and the redemption date. If less than all the debt securities are to be redeemed, the Trustee shall select the debt securities to be redeemed PRO RATA, by lot or in such manner as it shall deem fair and appropriate.

BOOK ENTRY REGISTRATION

         If the applicable prospectus supplement so indicates, the debt securities will be represented by one or more certificates (the "Global Notes"). The Global Notes representing debt securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC") or other successor depository appointed by us (DTC or such other depository is herein referred to as the "Depository") and registered in the name of the Depository or its nominee. Unless and until it is exchanged in whole or in part for debt securities in definitive form under the limited circumstances described below, the Global Note may not be transferred except as a whole (i) by DTC for the Global Note to a nominee of DTC, (ii) by a nominee of DTC to DTC or another nominee of DTC, or (iii) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

         DTC currently limits the maximum denomination of any single Global Note to $150,000,000. Therefore, for purposes hereof, "Global Note" refers to the Global Note or Global Notes representing the entire issue of debt securities of a particular series.

         Ownership of beneficial interests in the Global Note will be limited to persons that have accounts with DTC for the Global Note ("participants") or persons that may hold interests through participants. Upon the issuance of the Global Note, DTC will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the Global Note beneficially owned by such participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer, or pledge beneficial interests in the Global Note.

         So long as DTC or its nominee is the registered owner of the Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the Global Note for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in the Global Note will not be entitled to have the debt securities represented by the Global Note registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in the Global Note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.

         We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in the Global Note desires to give or take any action that a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

         Principal and interest payments on debt securities represented by the Global Note will be made to DTC or its nominee, as the case may be, as the registered owner of the Global Note. Neither we nor the Trustee, or any other agent of ours or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

         We expect that DTC, upon receipt of any payment of principal or interest in respect of the Global Note, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the Global Note as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing customer instructions and customary practices, as is not the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

         If DTC is at any time unwilling or unable to continue as depository for the debt securities and we fail to appoint a successor Depository registered as a clearing agency under the Exchange Act within 90 days, we will issue the debt securities in definitive form in exchange for the Global Note. Any debt securities issued in definitive form in exchange for the Global Note will be registered in such name or names, and will be issued in denominations of $1,000 and such integral multiples thereof, as DTC shall instruct the Trustee. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the Global Note.

         DTC has advised us of the following information regarding DTC. DTC is a limited-purpose trust company organized under the Banking Laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in the securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

SAME-DAY SETTLEMENT

         Unless the applicable prospectus supplement so indicates, settlement for the debt securities will be made by the underwriters, dealers or agents in immediately available funds and all payments of principal and interest on the debt securities will be made by us in immediately available funds.

         Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the debt securities subject to settlement in immediately available funds will trade in DTC's Same-Day Funds Settlement System until maturity or until the debt securities are issued in certificated form, and secondary market trading activity in such debt securities will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

                              PLAN OF DISTRIBUTION

         We may sell the debt securities to one or more underwriters for public offering and sale by them or may sell the debt securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the debt securities will be named in the applicable prospectus supplement.

         Underwriters may offer and sell the debt securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. We may, from time to time, authorize underwriters acting as our agents to offer and sell the debt securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of the debt securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the debt securities for whom they may act as agent. Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

         Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the debt securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the debt securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed underwriting discounts and commissions, under the Securities Act. Underwriters, dealer and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

         If the applicable prospectus supplement indicates, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. The amount of each contract and the aggregate principal amount of debt securities sold pursuant to contracts shall be the respective amounts stated in the applicable prospectus supplement. Contracts, when authorized, may be made with institutions such as commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Contracts will not be subject to any conditions except (1) the purchase by an institution shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which an institution is subject, and (2) if the debt securities are being sold to underwriters, we shall have sold to those underwriters the total principal amount of the debt securities less the principal amount thereof covered by contracts.

         Some of the underwriters, dealers or agents and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1999 and have audited Lexford Residential Trust's consolidated financial statements and schedules included in our Current Report on Form 8-K, dated June 30, 1999, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's reports given on their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         The legality of the debt securities offered hereby will be passed upon for us by Piper Marbury Rudnick & Wolfe, Chicago, Illinois, and, with respect to any underwritten offering of debt securities, certain legal matters will be passed upon for the underwriters by Hogan & Hartson L.L.P., Washington, D.C. Hogan & Hartson L.L.P. from time to time provides services to Equity Residential and other entities controlled by Mr. Zell. Errol R. Halperin, a partner of Piper Marbury Rudnick & Wolfe, is a trustee of Equity Residential.

================================================================================

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON SHARE, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM TO WHOM, IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN OUR AFFAIRS SINCE THE DATE HEREOF.

                                 --------------





                       EQUITY RESIDENTIAL PROPERTIES TRUST

                                 DEBT SECURITIES






                                 --------------

                                   PROSPECTUS

                                 --------------




                              _______________, 2000


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth those expenses for distribution to be incurred in connection with the issuance and distribution of the securities being registered.

      Registration Fee........................................................ $  264,000
      Fees of Rating Agencies*................................................    750,000
      Printing and Duplicating Expenses*......................................     85,000
      Legal Fees and Expenses*................................................    175,000
      Accounting Fees and Expenses*...........................................    125,000
      Blue Sky Fees and Expenses*.............................................     50,000
      Fees of Trustee (including counsel fees)*...............................     10,000
      Miscellaneous*..........................................................     91,000
                                                                               ----------
      Total   ................................................................ $1,550,000
                                                                               ==========

______________
      *Estimated

ITEM 15.  INDEMNIFICATION OF TRUSTEES AND OFFICERS

         Under Maryland law, a real estate investment trust formed in Maryland is permitted to eliminate, by provision in its Declaration of Trust, the liability of trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) acts or omissions established by a final judgment as involving active and deliberate dishonesty and being material to the matter giving rise to the proceeding. Equity Residential's Declaration of Trust includes such a provision eliminating such liability to the maximum extent permitted by Maryland law.

         The Maryland REIT law, effective October 1, 1994, permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law ("MGCL") for directors and officers of Maryland corporations. In accordance with the MGCL, Equity Residential's bylaws require it to indemnify (a) any present or former trustee, officer or shareholder or any individual who, while a trustee, officer or shareholder, served or is serving as a trustee, officer, director, shareholder or partner of another entity at Equity Residential's express request who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, (b) any present or former trustee or officer or any individual who, while a trustee or officer served or is serving as a trustee, officer, director, shareholder or partner of another entity at Equity Residential's express request against any claim or liability to which he may become subject by reason of service in such capacity unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty,
(ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (c) any present or former shareholder against any claim or liability to which he may become subject by reason of such status. In addition, Equity Residential's bylaws require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee, officer or shareholder or any individual who, while a trustee, officer or shareholder, served or is serving as a trustee, officer, director, shareholder or partner of another entity at Equity Residential's express request made a party to a proceeding by reason of such status, provided that, in the case of a trustee or officer, Equity Residential shall have received
(1) a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification by Equity Residential as authorized by the bylaws and (2) a written undertaking by or on his behalf to repay the amount paid or reimbursed by Equity Residential if it shall ultimately be determined that the applicable standard of conduct was not met. Equity Residential's bylaws also (x) permit Equity Residential to provide indemnification and payment or reimbursement of expenses to a present or former trustee, officer or shareholder who served a predecessor of Equity Residential or to any employee or agent of Equity Residential or a predecessor of Equity Residential, (y) provide that any indemnification and payment or reimbursement of the expenses permitted by the bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the MGCL for directors of Maryland corporations and (z) permit Equity Residential to provide to the trustees and officers such other and further indemnification or payment or reimbursement of expenses to the fullest extent permitted by
Section 2-418 of the MGCL for directors of Maryland corporations.

         Equity Residential has entered into indemnification agreements with each of its trustees and executive officers. The indemnification agreements require, among other things, that Equity Residential indemnify its trustees and executive officers to the fullest extent permitted by law and advance to the trustees and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, Equity Residential must also indemnify and advance all expenses incurred by trustees and executive officers seeking to enforce their rights under the indemnification agreements and may cover trustees and executive officers under Equity Residential's trustees and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, as a traditional form of contract it may provide greater assurance to trustees and executive officers that indemnification will be available.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees and officers of Equity Residential pursuant to the foregoing provisions or otherwise, Equity Residential has been advised that, although the validity and scope of the governing statute have not been tested in court, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

         The partnership agreements of us and the Management Partnerships also provide for indemnification of Equity Residential and its officers and trustees to the same extent that indemnification is provided to officers and trustees of Equity Residential in its Declaration of Trust, and limit the liability of Equity Residential and its officers and trustees to us and the Management Partnerships and their respective partners to the same extent that the liability of the officers and trustees of Equity Residential to Equity Residential and its shareholders is limited under Equity Residential's Declaration of Trust.

ITEM 16.  EXHIBITS

          1       -- Form of Standard Underwriting Provisions, dated August 25, 2000
          4.1*    -- Form of Indenture, dated as of October 1, 1994
          4.2**   -- Form of Fifth Amended and Restated ERP Operating Limited
                     Partnership Agreement of Limited Partnership
          5       -- Opinion of Piper Marbury Rudnick & Wolfe regarding legality
         12       -- Calculation of Ratios of Earnings to Combined Fixed Charges
                     and Preference Unit Distributions
         23.1     -- Consent of Ernst & Young LLP
         23.2     -- Consent of Piper Marbury Rudnick & Wolfe (included in Exhibit 5)
         24       -- Powers of Attorney (filed as part of the signature page to the Registration Statement)
         25       -- Statement of Eligibility of Trustee on Form T-1

-------------------------------------------------------------------------------------

* Filed previously as Exhibit 4(a) to our Form S-3 (No. 33-84892) filed on October 7, 1994, as amended.

** Filed previously as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the period ended September 30, 1995; and our Fifth Amended and Restated Agreement of Limited Partnership filed previously as Exhibit
         4.2 to our Current Report on Form 8-K dated December 23, 1997.

ITEM 17.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of Securities (if the total dollar value of Securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that subparagraphs (i) and (ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 23, 2000.

EQUITY RESIDENTIAL PROPERTIES TRUST           ERP OPERATING LIMITED PARTNERSHIP

By: /s/ Douglas Crocker II                    By: Equity Residential Properties
   ------------------------------------           Trust, its general partner

    Douglas Crocker II, President,
    Chief Executive Officer and Trustee

                                              By: /s/ Douglas Crocker II
                                                 -------------------------------
                                                  Douglas Crocker II, President
                                                  and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Douglas Crocker II and Sheli
Z. Rosenberg, or either of them, his attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith or in connection with the registration of the Securities under the Exchange Act, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name                                     Title                                              Date
----                                     -----                                              ----

/s/ Samuel Zell                          Chairman of the Board of Trustees                  August 23, 2000
-----------------------------------
Samuel Zell

/s/ Douglas Crocker II                   President, Chief Executive Officer and Trustee     August 23, 2000
-----------------------------------
Douglas Crocker II

/s/ David J. Neithercut                  Executive Vice President and Chief Financial       August 23, 2000
-----------------------------------      Officer
David J. Neithercut

/s/ Michael J. McHugh                    Executive Vice President, Chief Accounting         August 23, 2000
-----------------------------------      Officer and Treasurer
Michael J. McHugh

/s/ Gerald A. Spector                    Trustee                                            August 23, 2000
-----------------------------------
Gerald A. Spector


                                       II-4

/s/ Stephen O. Evans                     Trustee                                            August 23, 2000
-----------------------------------
Stephen O. Evans

/s/ Sheli Z. Rosenberg                   Trustee                                            August 23, 2000
-----------------------------------
Sheli Z. Rosenberg

/s/ James D. Harper, Jr.                 Trustee                                            August 23, 2000
-----------------------------------
James D. Harper, Jr.

/s/ Errol R. Halperin                    Trustee                                            August 23, 2000
-----------------------------------
Errol R. Halperin

/s/ John W. Alexander                    Trustee                                            August 23, 2000
-----------------------------------
John W. Alexander

/s/ B. Joseph White                      Trustee                                            August 23, 2000
-----------------------------------
B. Joseph White

/s/ Henry H. Goldberg                    Trustee                                            August 23, 2000
-----------------------------------
Henry H. Goldberg

/s/ Jeffrey H. Lynford                   Trustee                                            August 23, 2000
-----------------------------------
Jeffrey H. Lynford

/s/ Edward Lowenthal                     Trustee                                            August 23, 2000
-----------------------------------
Edward Lowenthal

/s/ Boone A. Knox                        Trustee                                            August 23, 2000
-----------------------------------
Boone A. Knox

/s/ Michael N. Thompson                  Trustee                                            August 23, 2000
-----------------------------------
Michael N. Thompson

                                   EXHIBIT INDEX
                                   -------------

        Exhibit                               Exhibit                                Sequentially Number
        Number                              Description                                      Page
        ------                              -----------                                      ----

          1       -- Form of Standard Underwriting Provisions, dated August 25, 2000

          4.1*    -- Form of Indenture, dated as of October 1, 1994

          4.2**   -- Form of Fifth Amended and Restated ERP Operating Limited
                     Partnership Agreement of Limited Partnership, as amended

          5       -- Opinion of Piper Marbury Rudnick & Wolfe regarding legality

         12       -- Calculation of Ratios of Earnings to Combined Fixed Charges
                     and Preference Unit Distributions

         23.1     -- Consent of Ernst & Young LLP

         23.2     -- Consent of Piper Marbury Rudnick & Wolfe (included in Exhibit 5)

         24       -- Powers of Attorney (filed as part of the signature page to the Registration Statement)

         25       -- Statement of Eligibility of Trustee on Form T-1
--------------------

* Filed previously as Exhibit 4(a) to our Form S-3 (No. 33-84892) filed on October 7, 1994, as amended.
** Filed previously as Exhibit 4.2 to our Current Report on Form 8-K/A filed on August 18, 1998.


                                       II-6